EXHIBIT 32.1

CERTIFICATION

       Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Pipex Pharmaceuticals, Inc. (the “Registrant”) hereby certifies, to such officer’s knowledge, that:

(1) the accompanying Quarterly Report on Form 10-Q of the Registrant for the quarter period June 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 14, 2008

By:   /s/ Nicholas Stergis
Name: Nicholas Stergis
Title: Vice Chairman & Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)